UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2012

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54372	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Industrial Income Trust Inc. (the “Company”), Industrial Income Operating Partnership LP (the “Operating Partnership”), and Industrial Income Advisors LLC (the “Advisor”) are parties to an advisory agreement, pursuant to which the Advisor performs certain duties and responsibilities as a fiduciary of the Company and its stockholders. The advisory agreement has a term of one year, subject to renewal for an unlimited number of one-year periods. The Company, the Operating Partnership, and the Advisor entered into a third amended and restated advisory agreement, dated as of February 21, 2012, in order to remove “real estate sales commissions” from among the items of compensation payable to the Advisor. The preceding summary does not purport to be a complete summary of the third amended and restated advisory agreement and is qualified in its entirety by reference to the agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.

The Company currently provides its stockholders with the ability to have cash otherwise distributable to them invested in additional shares of the Company’s common stock pursuant to its distribution reinvestment plan. The Company also currently provides eligible stockholders with limited, interim liquidity by enabling them to present for redemption all or a portion of their shares of the Company’s common stock pursuant to its share redemption program. On February 21, 2012, the Company’s board of directors (the “Board”) determined that the Company will offer shares of its common stock in its second public offering at $10.40 per share. In connection with this determination of a new price for the Company’s second offering, the Board approved and adopted amendments that impact the price at which shares will be reinvested pursuant to the Company’s current distribution reinvestment plan and the price at which shares will be redeemed pursuant to the Company’s current share redemption program. The amendments are reflected in the Second Amended and Restated Distribution Reinvestment Plan (the “Amended DRP”), and the Third Amended and Restated Share Redemption Program (the “Amended SRP”), each of which will take effect on June 1, 2012.

The Amended DRP reflects that the Company expects to issue shares pursuant to its distribution reinvestment plan at a price of $9.88 per share. The price pursuant to the current distribution reinvestment plan is $9.50 per share. Accordingly, since the Amended DRP will take effect on June 1, 2012, the Company expects that shares issued through its distribution reinvestment plan in connection with any distributions declared for the second quarter of 2012, all of which will be aggregated and paid in July 2012, will be issued at this new price of $9.88 per share. All shares issued pursuant to the distribution reinvestment plan in connection with any distributions declared for the first quarter of 2012 will continue to be issued at $9.50 per share. This description of the amendments to the Company’s current distribution reinvestment plan is qualified in its entirety by reference to the Amended DRP, a copy of which is filed herewith as Exhibit 4.1 and is incorporated by reference herein.

The Amended SRP amends the Company’s current share redemption program to adjust the calculation of the redemption price per share, effective as of June 1, 2012. Therefore, the Company expects that any shares redeemed pursuant to eligible redemption requests received during the second quarter of 2012 and thereafter will be redeemed pursuant to the terms of the Amended SRP. The redemption price per share will be calculated as described in the following excerpt from the Amended SRP:

“After you have held shares of our common stock for a minimum of one year, our share redemption program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price that may reflect a discount from the purchase price of the shares of our common stock being redeemed (the “Original Purchase Price”), and the amount of the discount (the “Holding Period Discount”) will vary based upon the length of time that you have held your shares of our common stock subject to redemption, as described in the table below (the “Holding Period Discount Table”), which has been posted on our website at www.industrialincome.com. Except as noted below, the redemption price (the “Redemption Price”) will be calculated by multiplying the Original Purchase Price by the applicable Holding Period Discount. Shares purchased through our distribution reinvestment plan, regardless of the offering in which they were purchased, will not be subject to the Holding Period Discount. With respect to shares of our common stock purchased pursuant to our initial public offering, including shares purchased through our distribution reinvestment plan pursuant to our initial public offering, the Redemption Price will be determined as described above, however the Original Purchase Price paid for such shares first will be increased by 4.0%, which is the amount by which the offering price increased between our initial public offering and our second public offering (the “Initial Offering Adjustment”) subject to the adjustments applicable to shares of common stock in connection with a redemption request with respect to the death of a stockholder, as described below.

Share Purchase Anniversary	Redemption Price as a Percentage of Original Purchase Price (as increased, if applicable, by the Initial Offering Adjustment)
Less than 1 year	No Redemption Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

In the event that you seek to redeem all of your shares of our common stock, shares of our common stock purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our board of directors. If you have made more than one purchase of our common stock (other than through our distribution reinvestment plan), the one-year holding period will be calculated separately with respect to each such purchase. In addition, for purposes of the one-year holding period, holders of OP Units who exchange their OP Units for shares of our common stock shall be deemed to have owned their shares as of the date they were issued their OP Units. Neither the one-year holding period nor the Redemption Caps (as defined in the share redemption plan) will apply in the event of the death of a stockholder; provided, however, that any such redemption request with respect to the death of a stockholder must be submitted to us within 18 months after the date of death, as further described in the share redemption plan. Shares of common stock subject to a redemption request with respect to the death of a stockholder will be redeemed at a price equal to (i) with respect to shares purchased in our second public offering, 100% of the Original Purchase Price paid by the deceased stockholder for the shares without application of the Holding Period Discount, and (ii) with respect to shares purchased in our initial public offering, the greater of (x) 100% of the Original Purchase Price paid by the deceased stockholder for the shares, without application of the Initial Offering Adjustment or the Holding Period Discount and (y) the Redemption Price determined as described in the paragraph preceding the Holding Period Discount Table, including application of the Initial Offering Adjustment and the Holding Period Discount. Our board of directors reserves the right in its sole discretion at any time and from time to time to (a) waive the one-year holding period and either of the Redemption Caps (defined in the share redemption plan) in the event of the disability (as such term is defined in Section 72(m)(7) of the Internal Revenue Code) of a stockholder, (b) reject any request for redemption for any reason, or (c) reduce the number of shares of our common stock allowed to be redeemed under the share redemption program. A stockholder’s request for redemption in reliance on any of the waivers that may be granted in the event of the disability of the stockholder must be submitted within 18 months of the initial determination of the stockholder’s disability, as further described in the share redemption plan. If our board of directors waives the one-year holding period in the event of the disability of a stockholder, such stockholder will have its shares redeemed as described in the paragraph preceding the Holding Period Discount Table as though the stockholder has held its shares for one year, including application of the Initial Offering Adjustment (if applicable) and the Holding Period Discount. In all other cases in the event of the disability of a stockholder, such stockholder will have its shares redeemed as described in the paragraph preceding the Holding Period Discount Table. Furthermore, any shares redeemed in excess of the Quarterly Redemption Cap (as defined in the share redemption plan) as a result of the death or disability of a stockholder will be included in calculating the following quarter’s redemption limitations. At any time we are engaged in an offering of shares of our common stock, the per share price for shares of our common stock redeemed under our redemption program will never be greater than the then-current offering price of our shares of our common stock sold in the primary offering.”

This description of the amendments to the Company’s current share redemption program, including the excerpt from the Amended SRP, is qualified in its entirety by reference to the Amended SRP, a copy of which is filed herewith as Exhibit 4.2 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Second Amended and Restated Distribution Reinvestment Plan, effective as of June 1, 2012.

4.2	Third Amended and Restated Share Redemption Program, effective as of June 1, 2012.

10.1	Third Amended and Restated Advisory Agreement, dated February 21, 2012.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (such as those concerning future redemptions pursuant to the Amended SRP and future reinvestments of cash distributions pursuant to the Amended DRP) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or our investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

February 27, 2012	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

4.1	Second Amended and Restated Distribution Reinvestment Plan, effective as of June 1, 2012.

4.2	Third Amended and Restated Share Redemption Program, effective as of June 1, 2012.

10.1	Third Amended and Restated Advisory Agreement, dated February 21, 2012.